Exhibit 99.(b)

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

MARCH 31, 2009

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands of US$)

		Three Months Ended March 31,
	Notes	2009	2008
Sales and operating revenues
– third parties		358,014	372,960
– related parties	17	1,127	1,012
		359,141	373,972
Costs and expenses
Cost of sales and operating expenses, excluding depreciation and amortization shown below		291,661	298,996
Depreciation and amortization	8, 9	19,053	18,982
Selling and administrative expenses
– third parties		26,490	28,269
– related parties	17	11,193	8,731
Research and development expenses		3,754	3,815
Restructuring charges	2	516	1,000
Interest expense
– third parties		—	63
– related parties	17	4,258	10,720
Other expenses (income) – net
– third parties	3	2,999	656
– related parties	3, 17	(2,788)	(2,226)
		357,136	369,006
Income before income taxes		2,005	4,966
Income tax expense	5	1,392	2,810
Net income		613	2,156

The accompanying notes are an integral part of the condensed combined financial statements.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

(in thousands of US$)

		As at
	Notes	March 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents		5,260	6,694
Trade receivables (net of allowances of 2,164 and 2,259 as at March 31, 2009 and December 31, 2008, respectively)
– third parties	6	75,911	54,276
– related parties	6,17	53,174	57,416
Short-term loans receivable from related parties	17	208,771	202,065
Deferred income taxes		10,112	8,780
Inventories	7	178,501	193,460
Prepaid expenses and other current assets
– third parties		19,173	23,629
– related parties	17	5	10
Total current assets		550,907	546,330
Other assets	11	9,409	8,636
Long-term loans receivable from related parties	17	13,868	17,568
Property, plant and equipment – net	8	570,073	573,477
Intangible assets – net	9	284,074	289,745
Goodwill	10	251,970	252,926
Total assets		1,680,301	1,688,682

LIABILITIES AND INVESTED EQUITY
Current liabilities
Short-term borrowings – related parties	13, 17	255,224	247,258
Current portion of long-term debt
– third parties	13	—	210
– related parties	13, 17	11,507	11,365
Payables and accrued liabilities
– third parties	12	173,842	187,099
– related parties	12, 17	11,456	16,442
Deferred income taxes		356	—
Total current liabilities		452,385	462,374
Long-term debt – net of current portion – related parties	13, 17	367,265	367,968
Other liabilities	14	20,135	19,517
Postretirement benefits – net of current portion	15	102,603	120,038
Deferred income taxes		147,372	142,912
Total liabilities		1,089,760	1,112,809

Commitments and contingencies	18

Invested equity
Owners’ net investment		659,270	651,724
Accumulated other comprehensive income (loss)		(68,729)	(75,851)
Total invested equity		590,541	575,873
Total liabilities and invested equity		1,680,301	1,688,682

The accompanying notes are an integral part of the condensed combined financial statements.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands of US$)

	Three Months Ended March 31,
	2009	2008
OPERATING ACTIVITIES
Net income	613	2,156
Adjustments to determine net cash provided by (used in) operating activities:
General corporate expenses allocated by Owners	3,155	2,491
Depreciation and amortization	19,053	18,982
Provisions (recoveries) for uncollectible accounts receivable – net	619	(10)
Provisions for restructuring programs	516	1,000
Deferred income taxes	(4,356)	1,185
Amortization of fair value adjustments related to short-term borrowings and debt	83	768
(Gains) losses on sales of property, plant and equipment – net	615	4
Changes in operating working capital
Trade receivables
– third parties	(20,655)	(13,076)
– related parties	3,404	12,174
Inventories	13,624	(6,317)
Prepaid expenses and other current assets
– third parties	4,295	3,649
– related parties	5	—
Payables and accrued liabilities
– third parties	(11,418)	(7,955)
– related parties	(3,482)	(990)
Net change in other assets, other liabilities and postretirement benefits – net of current portion	17,163	13,678
Other – net	(98)	(1,626)
Net cash provided by (used in) operating activities	23,136	26,113

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(14,824)	(11,877)
Acquisitions of businesses and investments, net of cash and cash equivalents acquired	—	(4,000)
Proceeds from sales of property, plant and equipment	4	323
Changes in loans receivable from related parties:
Proceeds received on repayment of loans	2,470	20,497
Advances on loans	(10,105)	(2,663)
Net cash provided by (used in) investing activities	(22,455)	2,280

(Continued)

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED) (Continued)

(in thousands of US$)

	Three Months Ended March 31,
	2009	2008

FINANCING ACTIVITIES
Debt repayments
– third parties	(58)	(3,317)
– related parties	(787)	(742)
Short-term borrowings – related parties – net	7,966	(7,576)
Net cash transfers (to) from Owners	(9,072)	(18,693)
Net cash provided by (used in) financing activities	(1,951)	(30,328)

Effect of exchange rate changes on cash and cash equivalents	(164)	(102)
Net increase (decrease) in cash and cash equivalents	(1,434)	(2,037)
Cash and cash equivalents – beginning of period	6,694	22,362
Cash and cash equivalents – end of period	5,260	20,325

Supplemental disclosures of non-cash financing information:

Net non-cash transfers (to) from Owners	12,850	3,933

The accompanying notes are an integral part of the condensed combined financial statements.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) AND INVESTED EQUITY (UNAUDITED)

(in thousands of US$)

	Comprehensive Income (Loss)	Owners’ Net Investment	Accumulated Other Comprehensive Income (Loss)(A)	Total Invested Equity

Balance as at December 31, 2008		651,724	(75,851)	575,873
Net income – Three Months ended March 31, 2009	613
Other comprehensive income (loss):
Net change in deferred translation adjustments	(2,988)
Net change in unfunded status of pension and other postretirement plans – net of taxes of $(7,013)	10,110
Comprehensive income (loss)	7,735	613	7,122	7,735
General corporate expenses allocated by Owners		3,155		3,155
Net transfers (to) from Owners		3,778		3,778
Balance as at March 31, 2009		659,270	(68,729)	590,541

(A)                              Ending balances of Accumulated other comprehensive income (loss) are comprised of the following:

	As at
	March 31, 2009	December 31, 2008

Deferred translation adjustments	(53,464)	(50,476)

Unfunded status of pension and other postretirement plans – gross	(22,568)	(39,691)
Less: income tax effect	7,303	14,316
Unfunded status of pension and other postretirement plans – net of income tax effect	(15,265)	(25,375)
	(68,729)	(75,851)

The accompanying notes are an integral part of the condensed combined financial statements.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

1.             BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Rio Tinto Alcan Packaging – Food Americas (the Group or Packaging – Food Americas), which is a component of Rio Tinto Alcan Inc. (RTA), is held for sale.  On October 23, 2007, Rio Tinto plc, a part of the Rio Tinto Group (Rio Tinto), acquired Alcan Inc. (Alcan) in a transaction referred to herein as the “Acquisition.”  Prior to the Acquisition, Alcan had announced plans to sell all of its food, pharmaceutical and medical, beauty and personal care and tobacco packaging businesses (Alcan Packaging), which included 128 plants in 31 countries.  Upon the completion of the Acquisition in October 2007, Rio Tinto continued with Alcan’s previously established plan to sell Alcan Packaging.

Rio Tinto Alcan Packaging – Food Americas includes only the food packaging businesses of Alcan Packaging operating in North America, South America and New Zealand, with 23 plants located in six countries.  The Group is headquartered in Chicago, Illinois, United States of America (US).

References herein to the “Group,” “Packaging – Food Americas,” “we,” “our,” or “us” refer to Rio Tinto Alcan Packaging – Food Americas, unless the context specifically indicates otherwise.  When used throughout this document: (i) RTA refers to Rio Tinto Alcan Inc. and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; (ii) Alcan refers to Alcan Inc. and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; (iii) Rio Tinto refers to the Rio Tinto Group and, where applicable, one or more of its subsidiaries, affiliates and joint ventures; and (iv) Owner(s) refers to either Rio Tinto or Alcan or both, depending on the period(s) referenced by the context therein, and based upon the acquisition of Alcan by Rio Tinto on October 23, 2007.

Interim Reporting

The accompanying unaudited condensed combined financial statements should be read in conjunction with our audited combined financial statements for the year ended December 31, 2008.  Management believes that all adjustments necessary for the fair presentation of results, consisting of normally recurring items, have been included in the unaudited condensed combined financial statements for the interim periods presented.  The unaudited results of operations for the interim periods shown in these condensed financial statements are not necessarily indicative of operating results for the entire fiscal year.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  The principal areas of judgment relate to derivative financial instruments, impairment of long-lived assets including goodwill and intangible assets and income taxes.

Basis of Presentation

The Group’s unaudited condensed combined financial statements are presented using GAAP.  The Group has elected to use the US dollar as its reporting currency.  Management believes the assumptions underlying the unaudited condensed combined financial statements, including the allocations described below, are reasonable.  However, the unaudited condensed combined financial statements included herein may not necessarily reflect the Group’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Group been a stand-alone entity during the periods presented.

As these unaudited condensed combined financial statements represent a portion of the businesses of the Owners which do not constitute a separate legal entity, the net assets of the Group have been presented as Owners’ net investment in the Group.  The Owners’ net investment in the Group is comprised primarily of the initial investment to establish the net assets of the Group (and any subsequent adjustments thereto), the accumulated net income (losses) of the Group, net transfers to or from the Owners, including those related to cash management functions performed by the Owners, non-cash changes in financing arrangements, corporate cost allocations and changes in certain income tax liabilities or assets.

The unaudited condensed combined financial statements have been derived from the accounting records of the Owners using the historical results of operations and historical bases of assets and liabilities of the businesses comprising the Group (including push down accounting, as described below), and were prepared in accordance with GAAP on a carve-out accounting basis.

The condensed combined balance sheet data as at December 31, 2008 was derived from the Group’s audited combined financial statements, but does not include all disclosures required by GAAP.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

Push Down Accounting

The effects of the Acquisition of Alcan by Rio Tinto, and the subsequent adjustments to the carve-out basis of accounting applied to the Group were recorded in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) Topic 5J, Push Down Basis of Accounting Required in Certain Limited Circumstances.  Accordingly, in the accompanying unaudited condensed combined balance sheets, the portion of the total consideration and related costs paid by Rio Tinto in connection with the Acquisition and attributable to the Group have been pushed down to Packaging – Food Americas and have been allocated to the assets acquired and liabilities assumed in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.

Allocations from Owners

In addition to the carve out of businesses and entities comprising the operations and the net assets of the Group, the Group’s unaudited condensed combined financial statements also include allocations of certain Owners’ expenses, including the items described below.

The expenses allocated are not necessarily indicative of the expenses that would have been incurred had the Group performed these functions as a stand-alone entity, nor are they indicative of expenses that will be charged or incurred in the future.  It is not practicable to estimate the amount of expenses the Group would have incurred for the periods presented had it not been an affiliated entity of the Owners in each of those periods.

General Corporate Expenses

The Owners have allocated certain of their general corporate expenses to the Group based on average capital employed.  Capital employed represents Total Packaging – Food Americas assets, less: (a) current and non-current trade payables and other; (b) provisions; (c) deferred income tax assets; and (d) short-term and long-term loans receivable from related parties.  The general corporate expense allocations are included in Selling and administrative expenses – related parties in the Group’s combined statements of operations.  These allocations are primarily for finance, human resources, legal, corporate and external affairs and the executive office of RTA and are mainly comprised of salaries, including variable compensation and normal current service cost for pensions, and other direct costs of the various functions.

The following table shows the general corporate expense allocations from the Owners and the Group’s total head office costs, including the amounts allocated, for the three months ended March 31, 2009 and 2008:

	Three Months Ended March 31,
	2009	2008

General corporate expense allocations from the Owners	3,155	2,491

Total Group head office costs, including the amounts allocated	3,557	3,643

Pensions and Postretirement Benefits

Certain businesses included in the Group have pension obligations mostly comprised of funded defined benefit pension plans in the US, Canada and Mexico.  Certain businesses included in the Group also have unfunded other postretirement benefit obligations, mostly comprised of healthcare benefits for retired employees in the US.  The related assets, liabilities and costs of these pension and other postretirement benefit plans are included in the Group’s unaudited condensed combined financial statements.

For benefit plans of divisions of the Owners included in the Group for which the plans are managed by the Owners, the pension costs are accounted for by including their share of the service cost and allocating the other components of the pension costs based on their share of the projected benefit obligation in the Group’s combined statements of operations.  For these plans, none of the plan assets or projected benefit obligations are included in the Group’s unaudited condensed combined balance sheets.

Income Taxes

Income taxes are calculated as if all of the Group’s operations had been separate tax paying legal entities, each filing a separate tax return in its local tax jurisdiction.  Certain income tax amounts currently payable or receivable by the Group are included in Owners’ net investment, because the net liability (receivable) for the taxes due (refundable) is recorded in the financial statements of the Owners’ non-Group entity that files the consolidated tax return.  As a result of the aforementioned structure, substantially all of the Group’s income tax liabilities (refunds) are also paid (collected) by the various Owners’ non-Group entities.  The net changes in income tax amounts currently payable or receivable are included in net cash transfers (to) from Owners in the accompanying unaudited condensed combined financial statements.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

Cash Management

Cash and cash equivalents in the unaudited condensed combined balance sheets are comprised of the cash and cash equivalents of the Group’s businesses.  None of the Owners’ cash and cash equivalents has been allocated to the Group in the unaudited condensed combined financial statements.

Historically, the Group’s businesses in South America and New Zealand have performed their own cash management functions, while the Owners have performed cash management functions on behalf of the Group’s businesses in North America.  Cash deposits from the businesses in North America are transferred to the Owners on a regular basis.  Cash transfers to and from the Owners are included in the Owners’ net investment.

Interest Expense

The Owners incur third party debt at the Owner level, and provide financing to the Group in the form of short-term borrowings and long-term debt.  This financing is included within the amounts due to related parties in the Group’s unaudited condensed combined balance sheets and is substantially all interest-bearing at variable rates, as described in Note 13 – Short-Term Borrowings and Debt and Note 17 – Related Party Transactions.  Interest on this related party financing is included in Interest expense – related parties in the unaudited condensed combined statements of operations.  The Owners do not allocate any additional interest expense to the Group.

Earnings Per Share

The Group is not a separate legal entity with common shares outstanding.  Therefore, earnings per share information is not presented in the accompanying unaudited condensed combined financial statements.

Recently Adopted Accounting Standards

The Group adopted the following accounting standards during the three months ended March 31, 2009.

On January 1, 2009, the Group adopted SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133.  The standard enhances the disclosure requirements for derivative instruments and hedging activities.  As SFAS No. 161 only required enhanced disclosures, the adoption of this standard had no impact on our combined financial statements.

On January 1, 2009, the Group adopted Financial Accounting Standards Board (FASB) Staff Position No. FAS 142-3, Determination of Useful Life of Intangible Assets (FSP FAS 142-3).  FSP FAS 142-3 amends the factors that should be considered in developing the renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets.  FSP FAS 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives.  The adoption of FSP FAS 142-3 had no impact on the Group’s combined financial statements.

On January 1, 2009, the Group adopted SFAS No. 141 (Revised), Business Combinations (SFAS 141(R)).  SFAS No. 141(R) establishes principles and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS No. 141(R) also requires acquirers to estimate the acquisition-date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings.  The Group is required to apply this new standard prospectively to business combinations for which the acquisition date is on or after the beginning of the annual reporting period beginning on or after December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies.  SFAS No. 141(R) amends certain provisions of SFAS No. 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS No. 141(R) would also apply the provisions of SFAS No. 141(R).  The adoption of SFAS No. 141(R) had no impact on the Group’s combined financial statements.

In October 2008, the FASB issued FASB Staff Position FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (FSP FAS 157-3).  The FSP clarifies the application of Statement of FASB 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  FSP FAS 157-3 was effective upon issuance, and had no impact on our combined financial statements.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

Recently Issued Accounting Standards

The following new accounting standards have been issued, but have not yet been adopted by the Group as of March 31, 2009, as adoption is not required until future reporting periods.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets (SFAS No. 166).  SFAS No. 166 is a revision to SFAS No. 140 – Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require additional disclosure about the transfers of financial assets, including securitization transactions, and additional disclosure in cases where entities have continuing exposure to the risks related to transferred financial assets.  The statement eliminates the concept of “qualifying special-purpose entity” and changes the requirements for derecognizing financial assets.  SFAS No. 166 is effective for annual and interim reporting periods beginning after November 15, 2009.  Earlier application is prohibited and must be applied to transfers occurring on or after the effective date.  We have not determined the impact, if any, SFAS No. 166 will have on our combined financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (SFAS No. 165) which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It also requires the disclosure of the date through which subsequent events are evaluated and the basis for that date, that is, whether that date represents the date the financial statements are issued or are available to be issued.  The effective date for SFAS No. 165 is for interim or annual periods ending on or after June 15, 2009.  We are currently evaluating the effects that the adoption of SFAS No. 165 may have on our combined financial statements.

In April 2009, the FASB issued FASB Staff Position No. 107-1 (FSP FAS 107-1) and APB Opinion 28-1 (APB 28-1), Interim Disclosures about Fair Value of Financial Instruments.  FSP FAS 107-1 and APB 28-1 amend SFAS 107 and APB Opinion No. 28, Interim Financial Reporting, to require disclosures about the fair value of financial instruments for interim reporting periods.  FSP FAS 107-1 and APB 28-1 will be effective for interim reporting periods ending after June 15, 2009.  As FSP FAS 107-1 and APB 28-1 only require enhanced disclosures, they will have no impact on our combined financial statements.

In April 2009, the FASB issued FASB Staff Position No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP FAS 157-4).  FSP FAS 157-4 provides additional guidance in accordance with FASB No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability has significantly decreased.  FSP FAS 157-4 will be effective for interim and annual reporting periods ending after June 15, 2009.  We are currently evaluating the effects that FSP FAS 157-4 may have on our combined financial statements.

In April 2009, the FASB issued FASB Staff Position No. 115-2 (FSP FAS 115-2) and FASB Staff Position No. 124-2 (FSP FAS 124-2), Recognition of Other-than-Temporary-Impairments.  FSP FAS No. 115-2 and FSP FAS No. 124-2 amend the other-than-temporary impairment guidance in GAAP for debt and equity securities.  FSP FAS No. 115-2 and FSP FAS No. 124-2 will be effective for interim and annual reporting periods ending after June 15, 2009.  We are currently evaluating the effects that FSP FAS No. 115-2 and FSP FAS No. 124-2 may have on our combined financial statements.

In December 2008, the FASB issued FSP No. 132 (R)-1, Employers’ Disclosures about Pensions and Other Postretirement Benefits (FSP No. 132(R)-1).  FSP No. 132(R)-1 requires that an employer disclose the following information about the fair value of plan assets: 1) how investment allocation decisions are made, including the factors that are pertinent to understanding of investment policies and strategies; 2) the major categories of plans assets; 3) the inputs and valuation techniques used to measure the fair value of plan assets; 4) the effect of fair value measurements using significant unobservable inputs on changes in plan assets for the period; and 5) significant concentrations of risk within plan assets.  FSP No. 132(R)-1 will be effective for fiscal years ending after December 15, 2009, with early application permitted.  At initial adoption, application of FSP No. 132(R)-1 would not be required for earlier periods that are presented for comparative purposes.  We have not yet commenced evaluating the potential impact, if any, of the adoption of FSP No. 132(R)-1 on our combined financial statements.

We have determined that all other recently issued accounting standards will not have a material impact on our combined financial statements, or do not apply to our operations.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

2.             RESTRUCTURING PROGRAMS

During the three months ended March 31, 2009, there were no new restructuring programs approved or initiated by the Group.

Restructuring liabilities

The following table shows the activity by component of the Group’s restructuring liabilities.

	SEVERANCE COSTS	OTHER EXIT- RELATED COSTS	TOTAL RESTRUCTURING LIABILITIES

Provision balance as at December 31, 2008	97	304	401

Three Months Ended March 31, 2009 Activity:
Restructuring charges	475	41	516
Costs paid or otherwise settled	(457)	(41)	(498)
Effects of foreign exchange	(1)	—	(1)
Provision balance as at March 31, 2009	114	304	418

The provision balances as at March 31, 2009 and December 31, 2008 are included in Payables and accrued liabilities – third parties in the Group’s unaudited condensed combined balance sheets (see Note 12 – Payables and Accrued Liabilities).

Restructuring charges

During the three months ended March 31, 2009, we incurred severance costs related to ongoing programs in our Food and Specialty North America and Food South America operating segments of $241 and $234, respectively.  We also incurred other exit-related costs of $41 in connection with a continuing restructuring program in our Labels America operating segment, as further described below.

During 2008, we initiated a restructuring plan in our Labels America operating segment (approved during the year ended     December 31, 2007) to streamline operations, in order to better match capacity with demand while reducing costs.  The plan called for the closure of one facility and the transfer of certain equipment to another facility.  During the three months ended March 31, 2008, we incurred total restructuring charges of $1,000 in Labels America, comprised of severance and other exit-related costs of $547 and $453, respectively.

3.             OTHER EXPENSES (INCOME) – NET

Other expenses (income) – net is comprised of the following:

	Three Months Ended March 31,
	2009	2008
THIRD PARTIES

(Gains) losses on sales of property, plant and equipment – net	615	4
Exchange (gains) losses – net (NOTE 4)	2,146	226
Interest income	(94)	(9)
Other – net	332	435
	2,999	656

RELATED PARTIES (NOTE 17)

Interest income	(1,146)	(2,244)
Unrealized (gains) losses on derivatives – net (NOTE 16)	(1,642)	18
	(2,788)	(2,226)

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

4.             CURRENCY (GAINS) LOSSES – NET

The following amounts are included in Other expenses (income) – net:

	Three Months Ended March 31,
	2009	2008

Exchange (gains) losses – net:
(Gains) losses on translation of monetary assets and liabilities – net	2,146	226

Unrealized (gains) losses on currency derivatives – net	—	(3)

The following amounts are included in Accumulated other comprehensive income (loss):

Three Months Ended March 31, 2009

Deferred translation adjustments – beginning of period	(50,476)
Effect of exchange rate changes – net	(2,988)
Deferred translation adjustments – end of period	(53,464)

5.             INCOME TAXES

	Three Months Ended March 31,
	2009	2008

Current income tax expense	5,748	1,625
Deferred income tax expense (benefit)	(4,356)	1,185

Total income tax expense	1,392	2,810

The Group’s effective tax rates for the three-month periods ended March 31, 2009 and 2008 were higher than the applicable statutory rate of 35%, due primarily to (i) the movement of liabilities established pursuant to FIN 48 for uncertain tax positions and (ii) unrecorded tax benefits in Argentina.

As at March 31, 2009 and December 31, 2008, the Group had unrecognized tax benefits of $6,277 and $6,823, respectively. The decrease in the three months ended March 31, 2009 is due primarily to the expiration of a statute of limitations on an uncertain tax position.  The Group recognizes accrued interest and penalties related to unrecognized tax benefits as part of its income tax provision.

Certain unrecorded tax benefits liabilities, including related interest accruals, are included in Owners’ net investment, in accordance with carve-out accounting guidelines as discussed in Note 1 – Business and Summary of Significant Accounting Policies.

As a multi-jurisdiction tax payer, the Group is under continual audit by various taxing authorities on several open tax years. Therefore, it is reasonably possible that the amount of unrecognized tax benefits for tax positions taken regarding previously filed tax returns could significantly increase or decrease during the next 12 months.  However, based on the status of these examinations and the uncertainty surrounding the outcomes of audits and negotiations, it is not possible at this time to estimate the impact of any such changes, if any.

The Group conducts business internationally and, as a result, the entities within which the Group operates file income tax returns in multiple jurisdictions.  In the normal course of business, the Group is subject to examination by taxing authorities in these jurisdictions, including the United States, Canada, Mexico, Brazil, Argentina and New Zealand.  Foreign jurisdictions have statutes of limitations generally ranging from two to five years.  In general, the Group has tax years still open to examination in various jurisdictions ranging from the year 2003 and onward.

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

6.             TRADE RECEIVABLES

	As at
	March 31, 2009		December 31, 2008
	THIRD PARTIES	RELATED PARTIES	THIRD PARTIES	RELATED PARTIES

Trade receivables – gross	78,075	53,174	56,535	57,416
Less: Allowance for doubtful accounts	(2,164)	—	(2,259)	—
Trade receivables – net	75,911	53,174	54,276	57,416

Sale of receivables

The Group’s businesses in North America sell an undivided interest in certain third party trade receivables, without recourse, to the Owners, under an Eligible Operating Subsidiary Receivables Purchase Agreement.  The third party receivables are exchanged for receivables from the Owners, which are included in Trade receivables – related parties (see Note 17 – Related Party Transactions).

 The trade receivables from related parties balances as at March 31, 2009 and December 31, 2008 shown in the table above include approximately $46,195 and $46,114, respectively, related to receivables sold under this program, with approximately $5,684 and $7,997, respectively, held in reserve by the Owners.

The Owners charge the Group a purchase discount, which the Group charges back to the Owners as the Group acts as a service agent and administers the collection of the receivables sold.  The purchase discount and the offsetting servicing fee are included in Other expenses (income) – net – related parties.

Allowance for doubtful accounts

The allowance for doubtful accounts represents management’s best estimate of probable losses inherent in the third party trade receivables balance.  Management determines the allowance based on known uncollectible accounts, historical experience and other currently available evidence.  Activity in the allowance for doubtful accounts is as follows:

Three Months Ended March 31, 2009

Balance at beginning of period	(2,259)
Additions charged to expense	(1,771)
Recoveries	1,152
Write-offs	684
Effect of exchange rate changes – net	30
Balance at end of period	(2,164)

7.             INVENTORIES

	As at
	March 31, 2009	December 31, 2008

Raw materials and other supplies	53,829	63,112
Work in progress	31,933	29,751
Finished goods	92,739	100,597
	178,501	193,460

RIO TINTO ALCAN PACKAGING – FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

8.             PROPERTY, PLANT AND EQUIPMENT

	As at
	March 31, 2009	December 31, 2008

Cost (excluding Construction work in progress)
Land and property rights	24,935	25,119
Buildings	130,764	128,339
Machinery and equipment	440,612	430,581
	596,311	584,039
Accumulated depreciation	(66,098)	(52,323)
	530,213	531,716
Construction work in progress	39,860	41,761
Property, plant and equipment – net	570,073	573,477

Depreciation expense related to property, plant and equipment was as follows:

	Three Months Ended March 31,
	2009	2008

Depreciation expense	14,577	14,249

9.             INTANGIBLE ASSETS

The components and weighted average useful lives of the Group’s intangible assets, all of which have finite lives, are shown in the table below.

	CUSTOMER CONTRACTS AND RELATIONSHIPS	PATENTED AND NON-PATENTED TECHNOLOGY	TRADEMARKS AND TRADENAMES	TOTAL
As at March 31, 2009
Gross carrying amount	195,996	84,911	28,223	309,130
Less: Accumulated amortization	(13,909)	(8,925)	(2,222)	(25,056)
Net book value	182,087	75,986	26,001	284,074
Weighted average useful lives	20.0 years	15.0 years	20.0 years	18.6 years

As at December 31, 2008
Gross carrying amount	196,822	85,241	28,375	310,438
Less: Accumulated amortization	(11,494)	(7,366)	(1,833)	(20,693)
Net book value	185,328	77,875	26,542	289,745
Weighted average useful lives	20.0 years	15.0 years	20.0 years	18.6 years

Amortization expense related to intangible assets was as follows:

	Three Months Ended March 31,
	2009	2008

Amortization expense	4,476	4,733

Future estimated amortization expense is approximately $13,400 for the remainder of fiscal 2009 and $17,900 for each of the four succeeding fiscal years.  Actual amounts may differ from these estimates due to such factors as customer turnover, impairments, additional intangible asset acquisitions and other events.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

10.          GOODWILL

Changes in the Group’s goodwill by operating segment and including intersegment and other (see Note 19 — Information by Operating Segment) are as follows:

	FOOD AND SPECIALTY NORTH AMERICA	FOOD AND SPECIALTY SOUTH AMERICA	MEAT AND DAIRY	ALCAN PACKAGING DANAFLEX	INTER- SEGMENT AND OTHER	TOTAL

Balance as at December 31, 2008	71,640	15,992	129,186	5,827	30,281	252,926
Activity for period from January 1, 2009 Through March 31, 2009:
Foreign exchange adjustments	(654)	(55)	—	(113)	(134)	(956)
Balance as at March 31, 2009	70,986	15,937	129,186	5,714	30,147	251,970

11.          OTHER ASSETS

	As at
	March 31, 2009	December 31, 2008

Prepaid pension costs	3,215	2,455
Deferred compensation funds held on deposit	3,016	3,050
Prepaid rent, taxes and insurance	1,293	1,420
Long-term portion of other receivable from land sale	744	744
Customer deposits and employee loans	557	574
Other	584	393
	9,409	8,636

12.          PAYABLES AND ACCRUED LIABILITIES

	As at
	March 31, 2009		December 31, 2008
	THIRD PARTIES	RELATED PARTIES	THIRD PARTIES	RELATED PARTIES

Trade payables	112,193	10,660	124,238	14,042
Accrued employment costs	31,913	—	36,712	—
Other accrued liabilities	11,735	—	8,295	—
Current portion of postretirement benefits	7,365	—	5,932	—
Deferred operating lease credits	4,014	—	4,057	—
Short-term worker’s compensation accrual	3,437	—	3,188	—
Accrued long-term disability	1,425	—	1,349	—
Provisions for legal claims	1,342	—	1,443	—
Restructuring liabilities (NOTE 2)	418	—	401	—
Bank overdrafts	—	—	1,484	—
Accrued interest payable	—	777	—	516
Derivative instruments at fair value (NOTE 16)	—	19	—	1,884
	173,842	11,456	187,099	16,442

13.          SHORT-TERM BORROWINGS AND DEBT

Fair values

In connection with the Acquisition, all of the Group’s short-term borrowings and debt instruments were recorded at their fair values as at October 23, 2007, which resulted in adjustments to the principal amounts of certain of the Group’s short-term borrowings and debt instruments.  The net fair value adjustment was a decrease of $(2,663), and is being amortized on a straight-line basis (which approximates the “effective interest amortization” method) over the life of the related borrowings into Interest expense — third and related parties.  During the three months ended March 31, 2009 and 2008, $83 and $768, respectively, of the net fair value adjustment was amortized as additional Interest expense — third parties.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

As at December 31, 2008, all of the fair value adjustments related to short-term borrowings had been amortized.  As at March 31, 2009, the remaining net fair value adjustment relating to debt was $235 (a net increase to fair value) and will be amortized to adjust interest expense in future periods.

Short-term borrowings

All of the Group’s short-term borrowings consist of variable and fixed rate credit facilities and cash pooling agreements with various businesses and subsidiaries of the Owner, and are therefore considered as due to related parties.  These credit facilities and agreements are generally established on an as-needed basis between the Group and the Owner at amounts equal to the borrowings.  Accordingly, there are no additional agreed-upon borrowing availability or limits between the Group and the Owner under these or any additional credit facilities and cash pooling agreements.  As at March 31, 2009 and December 31, 2008, the weighted average interest rates on the Group’s short-term borrowings due to related parties were 1.9% and 1.7%, respectively.  The interest rate on the Group’s variable rate short-term borrowings fluctuates with movements in the London Interbank Offered Rate (LIBOR).  The following table shows the details of the Group’s short-term borrowings due to related parties:

		Interest Rates(A)	As at March 31, 2009	As at December 31, 2008

DUE TO RELATED PARTIES

BORROWER	COUNTERPARTY

Alcan Packaging Canada, Ltd.
Fixed rate cash pooling agreement; 59.6 million Canadian dollars (CAD)	Alcan Packaging Canada, Ltd.(B)	0.00%	47,352	48,853
Variable rate credit facility; CAD 34.4 million	Financière Euro Emballages Pechiney (FEEP)	2.23%	27,341	—
Fixed rate credit facility; CAD 14.9 million	Alcan Packaging Canada, Ltd.(B)	0.00%	11,814	12,188
Variable rate credit facility; CAD 9.7 million	FEEP	1.70%	—	7,959
Variable rate credit facility; CAD 16.5 million	FEEP	1.72%	—	13,569

Alcan Packaging Mexico, S.A. de C.V.
Variable rate credit facility; 105.4 million Mexican Pesos (MXN)	FEEP	8.68%	7,401	—
Variable rate credit facility; MXN 46.0 million	FEEP	8.68%	3,229	3,340
Variable rate credit facility; MXN 42.9 million	FEEP	8.68%	3,011	3,114
Variable rate credit facility; MXN 30.0 million	FEEP	8.68%	2,106	2,178
Variable rate credit facility; MXN 35.0 million	FEEP	8.68%	2,457	2,541

Envaril Plastic Packaging, s.r.l.
Variable rate credit facility	FEEP	2.62%	6,277	—
Variable rate credit facility	FEEP	4.41%	1,625	1,625
Variable rate credit facility	FEEP	5.82%	—	3,974
Variable rate credit facility	FEEP	4.02%	—	2,035

Pechiney Plastic Packaging, Inc.
Variable rate cash pooling agreement	Alusuisse Aluminium USA Inc.	1.64%	140,520	145,639
Fixed rate credit facility	Alusuisse Aluminium USA Inc.	0.00%	1,623	—
Fixed rate credit facilty	Cebal Mexicana LP	0.00%	351	223
Variable rate credit facility	FEEP	1.46%	117	—
Fixed rate cash pooling agreement	Pechiney Cast Plate, Inc.	0.00%	—	20
Total principal/carrying value			255,224	247,258

(A)      For borrowings showing a balance as at March 31, 2009, interest rates are the effective rates with the counterparty as at March 31, 2009.  For borrowings showing a balance only as at December 31, 2008, interest rates are the effective rates with the counterparty as at December 31, 2008.

(B)        Certain operating businesses within Alcan Packaging Canada, Ltd. that are included in the Group have borrowings from certain other operating businesses within Alcan Packaging Canada, Ltd. that are excluded from the Group.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

Debt

The following table shows the details of the Group’s debt due to third and related parties:

			As at March 31, 2009			As at December 31, 2008
		Interest Rates(A)	Long-term debt — net of current portion	Current portion of long-term debt	Total	Long-term debt — net of current portion	Current portion of long-term debt	Total

DUE TO THIRD PARTIES

BORROWER
Alcan Packaging Mexico, S.A. de C.V.
Note payable for net asset purchase of Relapasa (NOTE 18)		0.00%	—	—	—	—	210	210
Total principal/carrying value			—	—	—	—	210	210

DUE TO RELATED PARTIES

BORROWER	COUNTERPARTY

Alcan Packaging Food and Tobacco Inc.
Variable rate note, due 2012	Alcan Products Corporation	1.44%	348,000	—	348,000	348,000	—	348,000

Alcan Packaging Mexico, S.A. de C.V.
Variable rate note, due 2011; MXN 142.6 million	FEEP	10.19%	10,012	—	10,012	10,354	—	10,354
Variable rate note, due 2012; MXN 50.0 million	FEEP	9.42%	3,510	—	3,510	3,630	—	3,630
Variable rate note, due 2012; MXN 47.2 million	FEEP	10.19%	3,312	—	3,312	3,425	—	3,425
Variable rate note, due 2011; MXN 29.0 million	FEEP	10.19%	2,038	—	2,038	2,107	—	2,107

Pechiney Plastic Packaging Inc.
Fixed rate note, due 2009	PMC Lease Company	6.40%	—	7,318	7,318	—	7,318	7,318

Envaril Plastic Packaging, s.r.l.
Non interest-bearing loan; due 2009	RTA Holdco 3 Ltd.	0.00%	—	1,500	1,500	—	1,500	1,500
Non interest-bearing loan; due 2009	RTA Holdco 3 Ltd.	0.00%	—	1,100	1,100	—	1,100	1,100
Non interest-bearing loan; due 2009	RTA Holdco 3 Ltd.	0.00%	—	1,257	1,257	—	1,257	1,257
Non interest-bearing loan; due 2009	RTA Holdco 3 Ltd.	0.00%	—	490	490	—	490	490

Total principal value			366,872	11,665	378,537	367,516	11,665	379,181
Net unamortized fair value adjustment			393	(158)	235	452	(300)	152
Total carrying value			367,265	11,507	378,772	367,968	11,365	379,333

(A)      For debt showing a balance as at March 31, 2009, interest rates are the effective rates with the counterparty as at March 31, 2009 and exclude the effects of the amortization of the net fair value adjustment as a result of the Acquisition.  For debt showing a balance only as at December 31, 2008, interest rates are the effective rates with the counterparty as at December 31, 2008 and exclude the effects of the amortization of the net fair value adjustment as a result of the Acquisition.

14.                               OTHER LIABILITIES

	As at
	March 31, 2009	December 31, 2008
Environmental liabilities	7,329	7,591
Deferred compensation amounts payable	2,783	2,852
Brazilian industrialized products tax obligation	2,315	1,786
Provisions for legal claims	2,084	2,210
Worker’s compensation self-insurance reserves	2,056	2,227
Employment tax program settlement obligation	1,435	1,512
Liabilities for uncertain tax positions	1,058	785
Other	1,075	554
	20,135	19,517

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

15.                               POSTRETIREMENT BENEFITS

Funded Pension Plans

The components of the Group’s net periodic benefit cost related to Funded Pension Plans are shown in the following table:

	Three Months Ended March 31,
	2009	2008

Current service cost	2,125	2,069
Interest cost	1,481	1,471
Expected return on assets	(958)	(1,468)
Amortization of actuarial losses	667	32
Net periodic benefit cost	3,315	2,104

During the three months ended March 31, 2009 and 2008, we contributed $3,082 and $2,945, respectively, to these plans.  We expect to contribute an additional $8,025 to these plans during the remainder of 2009.

The expected rate of return on plan assets is 6.1% in 2009.

Unfunded Retirement Benefits and Other Benefits Plans

The components of the Group’s net periodic benefit cost related to Unfunded Retirement Benefits and of Other Benefits are shown in the following table:

	UNFUNDED RETIREMENT BENEFITS		OTHER BENEFITS
	Three Months Ended March 31,		Three Months Ended March 31,
	2009	2008	2009	2008

Current service cost	74	86	956	891
Interest cost	65	79	986	1,031
Amortization of actuarial (gains)	(13)	(1)	(59)	(11)
Net periodic benefit cost	126	164	1,883	1,911

During the three months ended March 31, 2009 and 2008, we paid total benefits of $1,716 and $1,575, respectively, in connection with these plans.  We expect to pay additional benefits of $5,148 in connection with these plans during the remainder of 2009.

Information related to Accumulated Other Comprehensive Income (Loss)

Obligations recognized in the ending balance of Accumulated other comprehensive income (loss) consist of:

	As at
	March 31, 2009	December 31, 2008
Net Actuarial Losses (Gains):
Pension Plans	32,610	43,205
Other Benefits	(10,042)	(3,514)
Gross obligations	22,568	39,691
Less: income tax effect	(7,303)	(14,316)
Net obligations	15,265	25,375

Defined Contribution Plans

The Group also sponsors savings plans in Canada and the US.  During the three months ended March 31, 2009 and 2008, we contributed $1,978 and $2,184, respectively, to these plans.  We expect to contribute an additional $5,934 to these plans during the remainder of 2009.

Pension Costs of Divisions

For benefit plans of divisions of RTA included in the Group for which the plans are managed by RTA, the pension costs of these divisions are accounted for by including their share of the service cost and allocating the other components of the pension costs based on their share of the PBO.  During the three months ended March 31, 2009 and 2008, total pension costs

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

of these divisions allocated to the Group amounted to $2,130 and $1,439, respectively.  We expect additional pension costs totalling $6,390 to be allocated during the remainder of 2009.

16.          FINANCIAL INSTRUMENTS

Derivatives

The Group uses various derivative financial instruments to manage the risks arising from fluctuations in foreign exchange rates and natural gas prices.  Generally, such derivative instruments are used for risk management purposes only.  Financière Euro Emballages Pechiney (FEEP, an entity within Alcan Packaging but excluded from the Group) is the counterparty to all of the Group’s derivative instruments.

Financial Statement Disclosures

All of the assets and liabilities and gains and losses relating to derivative transactions between the business operating units of the Group and FEEP are included in the accompanying Group unaudited condensed combined financial statements, and are identified as related party transactions.

None of the Group’s derivatives qualify as hedges or are accounted for using hedge accounting, and therefore all of the Group’s derivatives are carried at fair value, with any changes included as unrealized (gains) losses in Other expenses (income) — net — related parties in the Group’s unaudited condensed combined statements of operations.  Realized (gains) losses from the settlement of derivatives are reclassified from Other expenses (income) — net — related parties and included in Cost of sales and operating expenses.

The following unrealized (gains) losses on derivatives are recognized in Other expenses (income) — net in the Group’s unaudited condensed combined statements of operations:

	Three Months Ended March 31,
	2009	2008

Total unrealized (gains) losses:
Related parties
Foreign exchange rate derivatives	—	(3)
Natural gas derivatives	(1,642)	21
	(1,642)	18

The Group has the following liabilities (all of which are current) arising from derivatives recognized at fair value in its unaudited condensed combined balance sheets:

	As at
	March 31, 2009	December 31, 2008

Related parties
Natural gas derivatives	—	(1,884)
Foreign exchange rate derivatives	(19)	—
Total liabilities	(19)	(1,884)

Current derivative liabilities are included in Payables and accrued liabilities — related parties in the Group’s unaudited condensed combined balance sheets.

17.          RELATED PARTY TRANSACTIONS

All of the Group’s related party transactions with subsidiaries, divisions and entities of the Owners (herein, referred to collectively as with the Owners) were agreed to by the Group and the Owners.

The following table describes the nature and amounts of related party transactions included in the Group’s unaudited condensed combined statements of operations.  The allocation of certain of the Owners’ general corporate expenses (allocated to the Group on a carve-out basis as described in Note 1 — Business and Summary of Significant Accounting Policies) are included in the table below.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

	Three Months Ended March 31,
	2009	2008

Sales and operating revenues(A)	1,127	1,012

Purchases of inventory(B)	6,658	6,645

Selling and administrative expenses
License fees for intellectual property (NOTE 18)	5,864	4,868
Allocation of Owners’ corporate costs (NOTE 1)	3,155	2,491
Other corporate costs billed by the Owners(C)	2,174	1,372
Total	11,193	8,731

Interest expense(D)	4,258	10,720

Other expenses (income) — net
Interest income(E)	(1,146)	(2,244)
Unrealized (gains) losses on derivatives — net(F)	(1,642)	18
Total	(2,788)	(2,226)

(A)      The Group sells products to subsidiaries, divisions and entities of the Owners in the ordinary course of business.

(B)        The Group purchases materials (inventory) from the Owners.  Purchases of inventory are included in Cost of sales and operating expenses and Inventories.

(C)        Certain of the Owner’s subsidiaries, divisions and businesses provide various financing and administrative services to the Group.

(D)       As discussed below and in Note 13 — Short-Term Borrowings and Debt, the Group has various short-term borrowings and debt payable to the Owners where interest is incurred at both fixed and variable rates.

(E)         As discussed below, the Group has variable rate short- and long-term loans receivable from the Owners relating to cash management.

(F)         FEEP is the counterparty to all of the Group’s derivative instruments.  See Note 16 — Financial Instruments.

The following table describes the nature and period-end balances of related party amounts included in the Group’s unaudited condensed combined balance sheets.

	As at
	March 31, 2009	December 31, 2008

Trade receivables and other(1)	53,174	57,416

Short-term loans receivable(2)	208,771	202,065

Prepaid expenses and other current assets	5	10

Long-term loans receivable(2)	13,868	17,568

Short-term borrowings(3)	255,224	247,258

Payables and accrued liabilities(4)	11,456	16,442

Debt(3)
Current portion of long-term debt	11,507	11,365
Long-term debt — net of current portion	367,265	367,968
Total	378,772	379,333

(1)          The Group sells products to subsidiaries, divisions and entities of the Owners in the ordinary course of business.  In addition, the balance includes receivables from the Owners taken in exchange for third party trade receivables sold to the Owners as described in Note 6 — Trade Receivables.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

(2)          The Group has variable rate short-term loans receivable from the Owners in various currencies relating to cash management.  Using exchange rates as at March 31, 2009, the composition of the balance by currency in USD equivalent was: $170,433 (USD); $36,238 (CAD); $2,067 (New Zealand dollar, or NZD); and $33 (Brazilian real, or BRL).  As at March 31, 2009, the weighted average interest rate on these short-term loans was 1.54%.

The Group also has variable and fixed rate long-term loans receivable from the Owners in various currencies relating to cash management.  Using exchange rates as at March 31, 2009, the composition of the balance by currency in USD equivalent was: $5,684 (USD); $7,239 (BRL); and $945 (Euro, or EUR).  As at March 31, 2009, the weighted average interest rate on these long-term loans was 1.62%.

(3)          The Group has variable and fixed rate borrowings and debt due to the Owners as described in Note 13 — Short-Term Borrowings and Debt.

(4)          The Group purchases inventory (materials) and licenses certain intellectual property from the Owners in the ordinary course of business.

18.          COMMITMENTS AND CONTINGENCIES

Commitments

License Agreement

The Group licenses certain intellectual property rights from the Owner under the terms of a License Agreement.  The license fee is paid quarterly by the Group, and is included in Selling and administrative expenses — related parties in the Group’s unaudited condensed combined statement of operations.  See Note 17 — Related Party Transactions for amounts.

Contingencies

Since the date of the Acquisition, certain of the Group’s executives are covered under the Rio Tinto directors’ and officers’ liability insurance policy.  In broad terms, the policy indemnifies such individuals for personal legal liability and costs for claims arising out of actions taken in connection with Group business.

Various lawsuits, claims and proceedings have been or may be instituted or asserted against the Group, including those pertaining to environmental or commercial matters, product quality and taxes.  While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist.  Therefore, it is possible that results of operations or liquidity in a particular future period could be materially affected by certain contingencies.  However, based on facts currently available, Group management believes that the disposition of matters that are pending or asserted will not have a material adverse effect on the financial position or liquidity of the Group.  Accruals have been made in specific instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated.

Other items

Although there is a possibility that liabilities may arise in other instances for which no accruals have been made, Group management does not believe that any losses in excess of accrued amounts would be sufficient to significantly impair the Group’s operations, have a material adverse effect on the Group’s financial position or liquidity, or materially and adversely affect the Group’s results of operations for any particular reporting period, in the absence of unusual circumstances.

19.          INFORMATION BY OPERATING SEGMENT

The Group’s segments manufacture a wide range of packaging products for the food, meat, dairy and beverage industries, and are producers of flexible and rigid specialty packaging products, converting plastics, plastic film, foil and paper materials into value-added packaging.  The Group owns and operates a dedicated flexible packaging research and development facility in North America and also benefits from the Owner’s dedicated flexible food packaging research and development center in Europe.  This allows the Group to provide packaging solution expertise in wide-ranging markets around the world, including for products such as beverages, bakery, cookies, cereals, confectionery, dairy products, fresh and frozen food, instant products, pet food, retorted foods, fresh meat, labels and snacks.

The principal manufacturing activities of the Group’s food packaging segments are the printing, coating and lamination of plastic film, aluminium foil, containers and paper into primary packaging materials for food manufacturers.  These food packaging businesses also produce their own engineered films.  The main processes used are rotogravure and flexographic printing, adhesive and extrusion lamination, wax or plastic extrusion and various coating processes to add barrier properties, sealability or gloss.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

The businesses of the Group are organized into five operating segments based upon the product sector, markets and geographical areas they serve, as follows:

Food and Specialty North America

This segment manufactures products including laminates, films and lidding, dry food packaging and pouches.  The segment sells into the liquid beverage, condiments, packaged food, confectionary, coffee, pet food, household and personal care, bakery, salty snack, dairy and labels product sectors.  Food and Specialty North America operates 12 facilities throughout the US, Mexico and Canada.

Food South America

This segment manufactures products including laminates, films and lidding, blister packaging, vacuum packaging, fresh meat and dry food packaging.  The segment sells into the pharmaceutical, confectionary, coffee, fresh and processed meat and cheese, yogurt and dry food product sectors.  Food South America operates three facilities in Argentina and Brazil.

Meat and Dairy

This segment manufactures products including laminates, films and lidding, shrink bags, vacuum packaging and thermoformed trays.  The segment sells into the fresh and processed meat, natural cheese, processed cheese and other dairy flexibles product sectors.  Meat and Dairy operates five facilities in the US and Mexico.

Labels America

This segment manufactures laminated, roll-fed labels and roll-on, shrink-on labels primarily for the beverage markets In North America.  Labels America operates two facilities in the US and Canada.

Alcan Packaging Danaflex

This segment manufactures products including shrink bags and vacuum packaging.  The segment sells primarily into the fresh meat product sector throughout Australasia.  Alcan Packaging Danaflex operates a single facility in New Zealand.

Intersegment and Other

Excluded from the Group’s operating segments as described above, the Group recognizes certain sales and operating revenues, costs and net assets as intersegment and other (as described in more detail below).

Business Group Profit

Group management measures the profitability and financial performance of the Group’s operating segments based on Business Group Profit (BGP), in accordance with SFAS No. 131, Disclosure About the Segments of an Enterprise and Related Information.  BGP is not a measurement of profitability that is recognized under GAAP.  Nonetheless, the Group’s chief operating decision maker uses BGP to measure the Group’s underlying operating segment results in a manner that is in line with the Group’s portfolio approach to risk management.  BGP is comprised of earnings before: (a) interest expense; (b) income taxes; (c) depreciation and amortization; (d) goodwill impairment charges; (e) asset impairment charges not included in restructuring programs; (f) pension actuarial gains (losses) and adjustments — net; (g) unrealized gains (losses) on derivatives — net; and (h) intersegment and other.

Intersegment and other is comprised of items that are not under the control of the operating segments or considered in the measurement of their profitability.  These items are generally managed by the Group’s head office, which focuses on strategy development and oversees governance, policy, legal, compliance, human resources and finance matters.  They include such items as pass-through entities for import/export or income tax purposes, corporate and head office costs, businesses that have been sold, the deferral or realization of profits on intersegment sales, and other non-operating items.  Specifically, intersegment and other items include: (a) corporate and head office costs; (b) license fees for intellectual properties; (c) certain restructuring charges — net (relating to major corporate-wide acquisitions or initiatives, and which may include asset impairment charges); (d) interest income; (e) gains (losses) on sales of property, plant and equipment — net; (f) gains (losses) on disposals of businesses and investments — net; and (g) other items — net.

With the exception of the items excluded from BGP as described above, the accounting principles used to prepare the information by operating segment are the same as those used to prepare the Group’s unaudited condensed combined financial statements.  Transactions between operating segments are conducted on an arm’s-length basis and reflect market prices.

RIO TINTO ALCAN PACKAGING — FOOD AMERICAS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009

(in thousands of US$, unless stated otherwise)

The following table shows Business Group Profit (Loss) by segment and reconciles Total Business Group Profit (a non-GAAP measure) to Net income.

	Three Months Ended March 31,
	2009	2008

Business Group Profit (Loss):
Food and Specialty North America	18,038	22,906
Food South America	(509)	4,187
Meat and Dairy	13,164	14,262
Labels America	3,248	833
Alcan Packaging Danaflex	220	657
Total Business Group Profit	34,161	42,845

Reconciling items:
Interest expense	(4,258)	(10,783)
Income tax (expense) benefit	(1,392)	(2,810)
Depreciation and amortization	(19,053)	(18,982)
Pension actuarial gains (losses) and adjustments — net	(1,537)	(1,175)
Unrealized gains (losses) on derivatives — net	1,642	(18)
Intersegment and other	(8,950)	(6,921)
Net income	613	2,156

Selected operating segment information

	Three Months Ended March 31,
	2009	2008

Sales and operating revenues — third and related parties
Food and Specialty North America	185,355	197,083
Food South America	24,527	33,824
Meat and Dairy	99,817	96,553
Labels America	38,938	34,939
Alcan Packaging Danaflex	2,228	4,128
Other	8,276	7,445
	359,141	373,972

	Three Months Ended March 31,
	2009	2008

Sales and operating revenues — intersegment
Food and Specialty North America	2,970	4,965
Food South America	10	12
Meat and Dairy	253	701
Labels America	117	53
Other	(3,350)	(5,731)
	—	—

	As at
	March 31, 2009	December 31, 2008

Total assets
Food and Specialty North America	694,092	696,017
Food South America	129,049	130,706
Meat and Dairy	502,043	506,706
Labels America	119,504	121,313
Alcan Packaging Danaflex	17,190	17,044
Intersegment and other	218,423	216,896
	1,680,301	1,688,682